Exhibit 99.1

CoreSite Announces Amended and Expanded Credit Facility

- Increasing Liquidity to Fund Organic Growth and Address Near-Term Debt Maturities -

- Increasing Total Borrowing Capacity Under the Credit Facility to $1.15 Billion -

Denver, CO – November 8, 2019 – CoreSite Realty Corporation (NYSE:COR), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced that it has extended its debt maturity profile and expanded its credit facility with total borrowing capacity of $1.15 billion, including all arrangements with its syndicate of banks.

CoreSite has addressed all near-term debt maturities by combining and extending its 2020 and 2021 term loan maturities into a $350 million term loan due in April 2025. This new term loan represents $100 million of incremental borrowing capacity. Additionally, the term of CoreSite’s $450 million revolving credit facility was extended to 2023.

The proceeds of the upsized term loan are expected to be used to pay down a portion of the current revolving credit facility balance, fund continued development across CoreSite’s portfolio, and for general corporate purposes.

“We are pleased by the opportunity to extend near-term maturity dates and increase our overall liquidity, each of which will support our future growth and development initiatives,” said Jeff Finnin, CoreSite’s Chief Financial Officer. “We would like to thank our lending institutions for their continued support of CoreSite and for providing us with the financial flexibility to continue to profitably grow and meet our customer needs.”

Administrative Agent - KeyBank National Association

Revolving Credit and Term Loan III Co-lead Arrangers - KeyBanc Capital Markets, RBC Capital Markets, Regions Capital Markets, TD Securities (USA) LLC, and Wells Fargo Securities

Term Loan IV Co-lead Arrangers - KeyBanc Capital Markets, RBC Capital Markets, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, and Wells Fargo Securities

© 2019, CoreSite, L.L.C. All Rights Reserved

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the amount of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition, including indirect competition from cloud service providers; failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,350 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 450+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Carole Jorgensen

Vice President Investor Relations and Corporate Communications

303-405-1012
InvestorRelations@CoreSite.com

© 2019, CoreSite, L.L.C. All Rights Reserved

2